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                                                                     EXHIBIT 5.1


                                                  HUNTON & WILLIAMS LLP
                                                  RIVERFRONT PLAZA, EAST TOWER
                                                  951 EAST BYRD STREET
                                                  RICHMOND, VIRGINIA 23219-4074

                                                  TEL      804 - 788 - 8200
                                                  FAX      804 - 788 - 8218



                                 August 12, 2004



Origen Residential Securities, Inc.
27777 South Franklin Road
Suite 1700
Southfield, Michigan  48034

Dear Sirs:

         We have acted as counsel to Origen Residential Securities, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale by the Company of either collateralized notes ("Notes") or pass-through certificates ("Certificates"), issuable in one or more series by separate trusts (each, a "Trust") established by the Company.

         We have examined the originals or copies of (i) the Registration Statement, (ii) the Company's Certificate of Incorporation and Bylaws, (iii) the form of pooling and servicing agreement, among the Company, Origen Financial L.L.C., as loan originator ("OFLLC"), the trustee to be named therein, Origen Servicing, Inc., as servicer (the "Servicer") and seller (the "Seller") and, if required, a back-up servicer to be named therein (the "Pooling and Servicing Agreement"), (iv) the form of sale and servicing agreement, among a Trust to be named therein, as issuer, an owner trustee to be named therein, the Servicer, an indenture trustee to be named therein and a back-up servicer also to be named therein (the "Sale and Servicing Agreement"), (v) the form of trust agreement, between the Company and an owner trustee to be named therein (the "Trust Agreement"), (vi) the form of indenture, between the Trust to be named therein and the trustee to be named therein (the "Indenture"), (vii) the form of asset purchase agreement, among the Company as purchaser, the seller to be named therein, and OFLLC as loan originator, and (viii) such other materials as we have deemed necessary to the issuance of this opinion.

         On the basis of the foregoing, we are of the opinion that:



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Origen Residential Securities, Inc.
August 12, 2004
Page 2




         1. The Company is a corporation validly formed and existing under the laws of Delaware.

         2. When each Pooling and Servicing Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless whether enforcement is sought in a proceeding in equity or at law.

         3. When each Sale and and Servicing Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless whether enforcement is sought in a proceeding in equity or at law.

         4. When the Certificates have been duly issued, executed and authenticated in accordance with the provisions of the related Pooling and Servicing Agreement and delivered to and paid for by the purchasers thereof, the Certificates will be legally and validly issued for adequate consideration and
(a) the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued and (b) no holder of Certificates will be subject to any further assessment in respect of the purchase price of the Certificates.

         5. When each Trust Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless whether enforcement is sought in a proceeding in equity or at law.

         6. When the Notes have been duly issued, executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the purchasers





                     [H&W Corporate/Enforceability Opinion]




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Origen Residential Securities, Inc.
August 12, 2004
Page 3





thereof, and upon the due execution and delivery of the related Indenture by the parties thereto, the Notes will be legally and validly issued for adequate consideration and (a) the holders of the Notes will be entitled to the benefits provided by the Indenture pursuant to which such Notes were issued and (b) no holder of Notes will be subject to any further assessment in respect of the purchase price of the Notes.

         The foregoing opinions are limited to matters of the laws of the United States of America and Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.




                                                     Very truly yours,

                                                     /s/ Hunton & Williams LLP



                     [H&W Corporate/Enforceability Opinion]